SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             July 14, 2003

Clayton Homes, Inc.

(Exact name of Registrant as specified in charter)

Delaware	1-8824	62-1671360

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

5000 Clayton Road, Maryville, Tennessee	37804

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code             (865) 380-3000

Not applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

99.1	Loan Frequency and Severity Data by Securitized Pool.

Item 9. Regulation FD Disclosure.

     Clayton Homes, Inc., a Delaware corporation (the “Company”), is providing loss frequency and severity data by securitized pool, which is attached hereto as Exhibit 99.1 and incorporated herein by reference, as requested by the rating agencies and bondholders. The Company reaffirmed at the asset backed securitization (“ABS”) conference in Phoenix in February that the computer programming changes would be finished in time to produce the data through June 30, 2003 for release in early July. This data is similar to that provided by other lenders who utilize the ABS markets, and this data will be posted on several industry services over the next several weeks, including Intex, Absnet.net, and Bloomberg.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2003

CLAYTON HOMES, INC.

	By:	/s/ Kevin T. Clayton Kevin T. Clayton Chief Executive Officer and President

2

Exhibit Index

Exhibit No.	Description

99.1	Loan Frequency and Severity Data by Securitized Pool.

3